UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
______________

FORM 8-K
______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 8, 2008
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NESTOR, INC.
(Exact name of registrant as specified in its charter)
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Delaware
(State or other jurisdiction of incorporation)

0-12965	13-3163744
(Commission File Number)	(IRS Employer Identification Number)

42 Oriental Street, Providence, Rhode Island 02908
(Address of principal executive offices)

(401) 274-5658
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreement

On October 8, 2008, Nestor, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with several institutional and accredited investors (the “Purchasers”) and U.S. Bank National Association as collateral agent for the Purchasers pursuant to which the Company issued senior secured bridge notes in the total principal face amount of $500,000 (the “Bridge Notes”), in a private placement pursuant to Regulation D under the Securities Act of 1933 (the “Transaction”).

The Bridge Notes are senior to all other indebtedness of the Company and secured by a first priority security interest in all corporate assets, except assets securing the Company’s Variable Rate Senior Notes.  The Bridge Notes bear interest initially at 10% provided, that, in the event of default on the Bridge Notes, the interest rate will be 13.5% during the period of default.  Interest on the Bridge Notes is payable quarterly in arrears with all outstanding principal and interest on the Bridge Notes due on the earlier of (x) January 8, 2009 or (y) the consummation of an Equity Financing (as defined in the Agreement) by the Company.  Interest is payable (i) in cash if the Company has received any cash proceeds from any litigation, mediation or settlement proceeding, or (ii) by adding the remaining amount of interest due on any interest payment date to the outstanding principal amount of the Bridge Notes.  The Bridge Notes contain restrictive covenants which, among other things, restrict the Company’s ability to incur additional indebtedness, grant security interests on its assets or make distributions on or repurchase its common stock.  The Company will use the proceeds from the sale and issuance of the Bridge Notes for the payment of legal fees and expenses and certain capital expenditures.

If at any time while the Bridge Notes are outstanding the Company receives any cash proceeds from any litigation, mediation or settlement proceeding, the holders of at least a majority of the outstanding principal amount of all the Bridge Notes have the right to force the Company to redeem all or any portion of the outstanding amount of the Bridge Notes up to an amount equal to the net cash proceeds received from the Company as a result of any such litigation, mediation or settlement proceeding.

In connection with the Transaction, the Company entered into a Proceeds Payment Priority and Voting Agreement (the “Payment Priority Agreement”) and Amended and Restated Security Agreement (the “Security Agreement”) with the holders of the Company’s 7% Senior Secured Notes (the “7% Notes”) and the holders of the Bridge Notes.  Pursuant to Payment Priority Agreement, the holders of the 7% Notes agreed that all principal and interest due and payable on the 7% Notes will be subordinate and subject in right of payment to all principal and interest due under the Bridge Notes and agreed to postpone any payments of principal or interest on the 7% Notes during the Forbearance Period.  Also, in the event of any dissolution, winding up, liquidation, arrangement or reorganization relating to the Company or any of its subsidiaries, any payment or distribution of any kind which otherwise would be payable or deliverable with respect to the 7% Notes will be paid directly to the holders of the Bridge Note for application (in the case of cash) to, or as collateral (in the case of securities or other non-cash property) for, the payment or prepayment of the outstanding balance of the Bridge Notes.  Furthermore, the holders of the 7% Notes agreed not to ask, demand, sue for, take or receive, directly or indirectly, from the Company or any of its subsidiaries, in cash or other property (excluding capitalized interest or paid-in-kind interest), payment of, or security for, the 7% Notes unless and until the Bridge Notes have been paid in full.  Lastly, the holders of the 7% Notes agreed to vote with the holders of the Bridge Notes to enforce the terms and provisions the Payment Priority Agreement.

Under the terms of the Security Agreement, the Company has granted a first priority security interest to the holders of the 7% Notes and the Bridge Notes in all corporate assets, except assets securing the Company’s Variable Rate Senior Notes.

The Company also entered into Written Consent, Waiver and Forbearance Agreement (the “Noteholder Agreements”) with the holders of the 7% Notes and the holders of the Company’s 5% Senior Secured Notes (the “5% Notes”) pursuant to which the holders of the 7% Notes and the holders of the 5% Notes (i) consented to the Company issuing the Bridge Notes and granting a security interest in the Company’s assets, (ii) agreed to the postponement of the date fixed for any interest payments during the Forbearance Period (as such term is defined in the Noteholder Agreements), (iii) waived certain events of default under the 5% Notes and the 7% Notes occurring prior to the issuance of the Bridge Notes, (iv) agreed not to exercise any conversion rights under the 5% Notes and 7% Notes at any time during the Forbearance Period and (v) agreed to not to exercise their right to force the Company to redeem the 5% Notes and the 7% Notes upon any event of default occurring during the Forbearance Period.  In addition, the holders of the 5% Notes agreed that all principal and interest due and payable on the 5% Notes will be subordinate and subject in right of payment to all principal and interest due under the Bridge Notes and agreed to postpone any payments of principal or interest on the 5% Notes during the Forbearance Period.

The foregoing summary of the Bridge Notes and related agreements is qualified in its entirety by the terms of the Agreement and the exhibits thereto (including the form of Bridge Note and the Noteholder Agreements), attached as Exhibit 10.1 and incorporated herein by reference.

Certain statements herein are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events. Any such forward-looking statements are subject to various risks and uncertainties, including, but not limited to, the ability of the Company to secure approval from its shareholders to increase the number of shares of authorized common stock, its ability to comply with all the terms and provisions of these agreements, and any other factors which are set forth in the Company’s Annual Report on Form 10-K for the period ended December 31, 2007 and in all filings with the SEC made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures under Item 1.01 are incorporated in this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2008	NESTOR, INC.

	By:	/s/ Brian R. Haskell
Name: Brian R. Haskell
Title: Vice President and General Counsel